                           RMR PREFERRED DIVIDEND FUND

                             SUBSCRIPTION AGREEMENT


                                 March 11, 2005


     The undersigned, RMR Advisors, Inc., hereby offers to subscribe for and purchase four thousand nine hundred ninety nine (4,999) common shares of beneficial interest, $.001 par value per share (the "SHARES"), of RMR Preferred Dividend Fund (the "FUND") at an aggregate price of $99,980.00, such sum to be tendered in exchange for the Shares concurrently with the execution of this Agreement.

     In connection with this purchase, the undersigned hereby represents and warrants as follows:

     (a) The undersigned is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and is acquiring the Shares for its own account and is not purchasing the Shares with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

     (b) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares, and the undersigned is able to bear the economic risk of its investment in the Shares. The undersigned has had access to such financial and other information concerning the Fund and the Shares as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Shares, including an opportunity to ask questions of and request information from the Fund.

     (c) The undersigned understands that the Shares are being offered and sold in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the Shares have not been and will not be registered under the Securities Act. If in the future the undersigned decides to offer, resell, pledge or otherwise transfer the Shares, the Shares will not be offered, resold, pledged or otherwise transferred unless a registration statement under the Securities Act is in effect with respect to the Shares or an exemption from the registration provisions of the Securities Act is then available.

     (d) The undersigned understands that the Fund intends to and the undersigned agrees that the Fund may, place or cause to be placed a legend on each certificate for the Shares, if any, and each certificate for any securities issued in exchange for or in respect of the Shares, stating that such Shares or other securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale specified herein.

     The undersigned understands that the Fund and its counsel will rely upon the accuracy and truth of the foregoing representations, and the undersigned hereby consents to such reliance.

     The declaration of trust establishing RMR Preferred Dividend Fund, a copy of which, together with all amendments thereto (the "DECLARATION"), is duly filed in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "RMR Preferred Dividend Fund" refers to the trustees under the Declaration collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of RMR Preferred Dividend Fund shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, RMR Preferred Dividend Fund. All persons dealing with RMR Preferred Dividend Fund, in any way, shall look only to the assets of RMR Preferred Dividend Fund for the payment of any sum or the performance of any obligation.

                                          RMR ADVISORS, INC.


                                          By:  /s/ Mark L. Kleifges
                                               -------------------------------
                                               Mark L. Kleifges, Vice President


                                   ACCEPTANCE

     The undersigned, RMR Preferred Dividend Fund, hereby accepts the foregoing offer to purchase 4,999 shares of beneficial interest.

                                          RMR PREFERRED DIVIDEND FUND


                                          By:  /s/ Thomas M. O'Brien
                                               ---------------------------
                                               Thomas M. O'Brien, President

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